Exhibit 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                              99(CENT) STUFF, INC.

         I, the undersigned, being of legal age and a natural person, do hereby subscribe to, acknowledge and file the following Articles of Incorporation for the purpose of creating a corporation under the laws of the State of Florida.

                         ARTICLE I: NAME OF CORPORATION
                         ------------------------------

          The name and address of the initial principal office of the Corporation is:

                       99(cent)Stuff, Inc.
                       1801 Clint Moore Road
                       Boca Raton, Florida 33487

                          ARTICLE II: REGISTERED AGENT
                          ----------------------------

         The initial registered office of this Corporation shall be Sachs Sax Klein, 301 Yamato Road, Suite 4150, Boca Raton, FL 33431with the privilege of having its offices and branch offices at other places within or without the State of Florida. The initial registered agent at that address shall be Michael Karsch.

                              ARTICLE III: PURPOSE
                              --------------------

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Florida Business Corporation Act ("FBCA") of the State of Florida.

                        ARTICLE IV: DESIGNATION OF SHARES
                        ---------------------------------

            1. The aggregate number of shares which the Corporation shall have authority to issue is thirty million (30,000,000) shares, comprised of twenty five million (25,000,000) common shares, having a par value of $0.01 per share, and five million (5,000,000) preferred shares, having par value of $0.01 per share.

            2. PREFERRED STOCK. The Preferred Stock may be issued in one or more series. The Board of Directors of the Corporation (the "Board") is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, rights, qualifications, limitations or restrictions of all shares of such series. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

                  (a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

                  (b) the voting powers, if any, and whether such voting powers are full or limited in such series;

                  (c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

                  (d) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series and the dates and preferences of dividends on such series;

                  (e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                  (f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity and the price or prices or the rates of exchange applicable thereto;

                  (g) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

                  (h) the provisions, if any, of a sinking fund applicable to such series; and

                  (i) any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a "Preferred Stock Designation").

            3. COMMON STOCK. The holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

                               ARTICLE V: MEETINGS
                               -------------------

            Subject to the rights of the holders of any series of Preferred
Stock:

            (a) any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders; and

            (b) special meetings of stockholders of the Corporation may be called only (i) by the Chairman of the Board or Chief Executive Officer, (ii) within 10 calendar days after receipt of the written request of a majority of the total number of Directors that the Corporation would have if there were no vacancies, by the Secretary of the Corporation, or (iii) by holders of not less than one-third of our outstanding voting stock..

At any annual meeting or special meeting of stockholders of the Corporation, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws of the Corporation. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the Voting Stock, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this ARTICLE V.

                      ARTICLE VI: MANAGEMENT OF CORPORATION
                      -------------------------------------

            1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to the rights of any holders of any class or series of capital stock as specified in the resolution adopted by the Board of Directors or a duly authorized committee thereof providing for such class or series of capital stock, the Board of Directors shall consist of not less than three nor more than 12 directors, the exact number of directors to be determined from time to time solely by the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class of directors shall consist, as nearly as may be possible, of one-third of the total number of directors. The initial Class I director shall be Nathan Light; the initial Class II directors shall be Leonard Florence and John Isaac, Jr.; and the initial Class III director shall be Raymond Zimmerman. The initial term of the Class I directors shall expire upon the election and qualification of their successors at the 2003 annual meeting of stockholders; the initial term of the Class II directors shall expire upon the election and qualification of their successors at the 2004 annual meeting of stockholders; and the initial term of the Class III directors shall expire upon the election and qualification of their successors at the 2005 annual meeting of stockholders. At each annual meeting of stockholders beginning with the 2003 annual meeting, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term and shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be duly elected and shall qualify, subject, however, to prior death or resignation of such director.

            2. Subject to the rights of the holders of any class or series of capital stock as specified in the resolution adopted by the Board of Directors or a duly authorized committee thereof providing for such class or series of capital stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors, including those created through the death or resignation of an incumbent director, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Increases or decreases in the number of directors shall be apportioned among the Classes so as to maintain the number of directors in each Class as nearly equal as possible, and any additional director of any Class elected to fill a vacancy resulting from an increase in such Class shall hold office for a term that shall coincide with the remaining term of that Class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

            3. The election of directors need not be by written ballot unless the By-Laws shall so provide.

            4. Notwithstanding the foregoing, whenever the holders of any class or series of capital stock shall have the right, voting separately as a class or series, to elect directors, the notice of nominations, election, removal, term of office, filling of vacancies and other features of such directorships shall be governed by the terms specified in the resolution providing for such class or series of capital stock, and such directors so elected shall not be divided into classes pursuant to ARTICLE VI, SECTION 1, unless expressly provided by such terms.

             ARTICLE VII: INDEMNIFICATION AND LIABILITY OF DIRECTORS
             -------------------------------------------------------

        The directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the FBCA as from time to time in effect.

            1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 607.0834 of the FBCA, or (iv) for any transaction from which the director derived an improper personal benefit. If the FBCA is hereinafter amended to permit a corporation to further eliminate or limit the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall be further eliminated or limited to the fullest extent permitted by the FBCA as so amended. Any amendment, repeal, or modification of this ARTICLE VII shall not adversely affect any right or protection of a director of the Corporation for any act or omission occurring prior to the date when such amendment, repeal or modification became effective.

            2. The Corporation shall indemnify each director and officer of the Corporation to the fullest extent permitted by applicable law, except as may be otherwise provided in the Bylaws, and in furtherance hereof the Board is expressly authorized to amend the Bylaws from time to time to give full effect hereto, notwithstanding possible self interest of the directors in the action being taken. Neither the modification or repeal of this SECTION 2 or any amendment to the FBCA that does not have retroactive application shall limit the right of directors and officers to indemnification hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.

            3. RIGHT TO ADVANCEMENT OF EXPENSES. The right to indemnification conferred in this ARTICLE VII shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys' fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if the FBCA so requires, an Advancement of Expenses incurred by an Officer or Director in his or her capacity as a Director or Officer of the Corporation (and not in any other capacity in which service was or is rendered by such Officer or Director) shall be made only upon delivery to the Corporation of an undertaking (an "Undertaking"), by or on behalf of such Officer or Director, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Officer or Director is not entitled to be indemnified for such expenses under this SECTION 3 or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in this ARTICLE VII shall be contract rights, and such rights shall continue as to an Officer or Director who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Officer's or Director's heirs, executors and administrators.

                  ARTICLE VIII: AMENDMENT OR REPEAL OF ARTICLES
                  ---------------------------------------------

            The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute and by these Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                    ARTICLE IX: AMENDMENT OR REPEAL OF BYLAWS
                    -----------------------------------------

            The Bylaws may only be altered, amended or repealed by the Board of Directors or the affirmative vote of the holders of at least 66 2/3% of our outstanding shares of Capital Stock.

                ARTICLE X: AMENDMENT OF ARTICLES OF INCORPORATION
                -------------------------------------------------

            These Articles of Incorporation may only be altered or amended by the Board of Directors or the affirmative vote of the holders of at least 66 2/3% of our outstanding shares of Capital Stock.

                            ARTICLE XI: INCORPORATOR
                            ------------------------

         The name and address of the incorporator is: Michael Karsch Sachs Sax & Klein, 301 Yamato Road, Suite 4150, Boca Raton, FL 33431.

IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a Corporation to do business both within and without the State of Florida, under the laws of Florida, make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true, and hereunto set my hand and seal this ___th day of ______, 2002.


                       --------------------------------
                       Michael Karsch

                    CERTIFICATE DESIGNATING REGISTERED AGENT
                    ----------------------------------------

         In compliance with the laws of the State of Florida, the following is submitted:

         First -- That 99 Cent Stuff Inc., desiring to organize under the laws of the State of Florida, has named Michael Karsch as its statutory registered agent.

         Having been named the statutory agent of the above Corporation at the place designated in this Certificate, I hereby accept the same and agree to act in this capacity, and agree to comply with the provisions of Florida law relative to keeping the registered office open.

         Dated this __ day of September, 2002.


                                             --------------------------
                                             Michael Karsch
                                             Registered Agent